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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated January 23, 2004 in this Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, included in the Registration Statement on Form S-1 (No. 333-110923) and related Prospectus of Corgentech Inc. for the registration of shares of its common stock.

/s/  ERNST & YOUNG LLP

Palo Alto, California
February 11, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS